UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

___________

CITIZENS BANCORP OF VIRGINIA, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-50576 (Commission File Number)	20-0469337 (I.R.S. Employer Identification No.)

126 South Main Street Blackstone, Virginia (Address of principal executive offices)	23824 (Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2009, the Board of Directors of the Registrant adopted amendments to its bylaws (the “Bylaws”), effective immediately. The amendments revised Article III, Section 2 of the Bylaws to provide that each director of the Registrant must have his or her principal place of residence in the Commonwealth of Virginia and to remove certain obsolete exceptions to the mandatory age requirement. In addition, the amendments added a provision to Article III, Section 15 of the Bylaws that no person shall be eligible for nomination as a director of the Registrant who is serving on the board of directors of (i) any other bank holding company with one or more subsidiary bank branch offices located within the Commonwealth of Virginia or (ii) any bank, other than Citizens Bank and Trust Company, with one or more branch offices located within the Commonwealth of Virginia.

The full text of the Bylaws, as amended to date, is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Bylaws of Citizens Bancorp of Virginia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.
(Registrant)

Date: June 30, 2009	By:	/s/ Joseph D. Borgerding
Joseph D. Borgerding
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Citizens Bancorp of Virginia, Inc.